                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               United Foods, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               UNITED FOODS, INC.
                               TEN PICTSWEET DRIVE
                           BELLS, TENNESSEE 38006-0119
                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 11, 1998
                    ----------------------------------------

To the Stockholders of
UNITED FOODS, INC.

         Notice is hereby given that the annual meeting of the stockholders (the "Annual Meeting") of UNITED FOODS, INC., a Delaware corporation (the "Company") will be held in the Corporate Conference Room of United Foods, Inc., Ten Pictsweet Drive, Bells, Tennessee, on July 11, 1998, at 9:00 A.M., Central Daylight Savings Time, for the following purposes:

         1. To elect one Class A director and three Class B directors to serve for terms of three years each and until the election and qualification of their successors;

         2. To consider and approve the appointment of BDO Seidman, LLP as independent public accountants of the Company; and

         3. To transact such other business as may properly come before the meeting or at any adjournments thereof, although management is not at present aware of any other business to be considered.

         The stock transfer book will not be closed, but the Company's board of directors (the "Board of Directors") has fixed May 31, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on such date will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                RETURN OF PROXIES

         It is important that the accompanying proxy be returned promptly in order to assure a quorum at the Annual Meeting. Stockholders are urged to date, execute and return the proxy in the envelope enclosed with it, which requires no postage if mailed in the United States.

                                                     UNITED FOODS, INC.

                                                     /s/ Daniel B. Tankersley

                                                     Daniel B. Tankersley
Dated:  June 9, 1998                                 Secretary

                               UNITED FOODS, INC.
                               TEN PICTSWEET DRIVE
                           BELLS, TENNESSEE 38006-0119

                    ----------------------------------------

                                 PROXY STATEMENT

                    ----------------------------------------


                     SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors for use at the Annual Meeting to be held on July 11, 1998. This Proxy Statement and the Company's Annual Report to Stockholders will first be sent or given on or about June 9, 1998 to all stockholders of record on May 31, 1998. The cost of soliciting the proxies will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of stock. Proxies may be solicited personally, by mail, by telephone, by facsimile or by telegraph by officers, directors or other employees of the Company, without remuneration other than their regular compensation. Proxies may also be solicited by regular employees of the Company at nominal cost. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise either by notifying the Company in writing that a proxy previously granted to its management is revoked, or by giving a written proxy regarding the matters discussed herein, appropriately signed and dated, to any other person.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. An abstention will have the effect of a vote against the matter submitted for stockholder approval. If a broker indicates that it does not have discretionary authority to vote certain shares, those shares will not be considered as present and entitled to vote with respect to that matter and will have no impact on the outcome of the vote. The election of directors and approval of outside accountants are matters on which a broker has the discretion to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting.

         The Company has outstanding an aggregate of 6,809,929 shares of stock, all common stock, par value $1.00 per share (the "Common Stock" or the "Shares"), of which 2,616,139 shares are Class A shares (the "Class A Common Stock") and 4,193,790 shares are Class B shares (the "Class B Common Stock"). A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of any business. The Class A Common Stock and the Class B Common Stock will vote separately on Proposal 1, which is the election of directors. The Class A Common Stock will elect one director and each share will be entitled to one vote for one nominee. The Class B Common Stock will elect three directors and each share will be entitled to one vote for each of three nominees. Directors shall be elected by a plurality of the outstanding shares of the respective class present in person or represented by proxy at the meeting. With respect to Proposal 2, which is to approve the appointment of the independent public accountants, the Class A Common Stock and Class B Common Stock will vote as a single class, with each share of Class A Common Stock having one-tenth of a vote and each share of Class B Common Stock having one vote. The approval of the appointment of the independent public accountants shall be approved by an affirmative vote of the majority of the votes of the outstanding shares of Common Stock present in person or represented by proxy at the meeting. With respect to Proposal 3, which is the transaction of such other business as may properly come before the meeting, the Class A Common Stock and the Class B Common Stock will vote as a single class, unless the Company's certificate of incorporation or the General Corporation Law of Delaware expressly requires voting as separate classes. When voting as a single class, each share of Class A Common Stock will have one-tenth of a vote and each share of Class B Common Stock will have one vote. When voting as separate classes, each share of Class A Common Stock and each share of Class B Common Stock will have one vote. Management is not aware, at present, of any other business to be considered at the Annual Meeting to be held on July 11, 1998. Any proxy granting authority to the holder thereof to vote upon matters under Proposal 3 shall be effective with respect to all such matters, whether the voting on any such matter is as a single class or as separate classes. Only stockholders of record May 31, 1998, shall be entitled to vote at the Annual Meeting on July 11, 1998, or any adjournment or adjournments thereof.

                               SECURITY OWNERSHIP

         The following table sets forth as of February 28, 1998 the number of shares of Common Stock which are, to the best of management's belief, controlled or beneficially owned, directly or indirectly, by each of the present directors and nominees, by each executive officer of the Company named in the Summary Compensation Table, all directors and officers of the Company as a group and any holders of five percent or more of either class of Common Stock:


                                                                       BENEFICIAL STOCK OWNERSHIP
                                                   -----------------------------------------------------------------
                                                                      PERCENT OF                          PERCENT OF
          NAME OF DIRECTOR OR NOMINEE              CLASS A(1)         CLASS(2)(3)    CLASS B               CLASS(3)
-----------------------------------------------    ----------         -----------   ---------             ----------
Darla T. Darnall...............................      440,871            14.4%         440,871                 10.5%
W. Donald Dresser..............................            -              -                 -                   -
B. M. Ennis....................................          400              *               300                   *
Dr. Joseph A. Geary............................          750              *                 -                   -
Carl W. Gruenewald, II.........................            -              -                 -                   -
Thomas A. Hopper, Jr...........................            -              -                 -                   -
Kelle T. Northern..............................      440,871            14.4%         440,871                 10.5%
Daniel B. Tankersley(4)........................    3,265,591            59.6%       2,866,198                 68.3%
James I. Tankersley(4).........................    3,265,591            59.6%       2,866,198                 68.3%
James W. Tankersley............................      440,871            14.4%         440,871                 10.5%
Julia T. Wells.................................      327,770            12.5%               -                   -
John S. Wilder.................................        1,000              *             1,000                   *
Tankersley Group(5)............................    3,265,591            59.6%       2,866,198                 68.3%
All Directors and Officers of the Company as a
    Group (14 Persons).........................    3,601,211            65.6%       2,871,998                 68.5%

(1) The following table shows shares of Class A Common Stock, included in the number of shares beneficially owned, which may be acquired upon the conversion of Class B Common Stock.

                                             NUMBER OF                                                       NUMBER OF
                 NAME                          SHARES                           NAME                          SHARES
--------------------------------------       ----------   ------------------------------------------         ---------
Darla T. Darnall......................         440,871    Daniel B. Tankersley(4)...................         2,866,198
B. M. Ennis...........................             300    James W. Tankersley.......................           440,871
Kelle T. Northern.....................         440,871    All Directors and Officers of the
James I. Tankersley(4)................       2,866,198         Company as a Group (14 persons)......         2,871,998

(2) Total Class A shares used to calculate percent of class includes the shares of Class A Common Stock which may be acquired by the beneficial owner upon the conversion of Class B Common Stock. See Note (1).
(3)      (*) Indicates less than one percent of class.
(4)      Includes shares beneficially owned by other members of the Tankersley
         Group.
(5) The following table sets forth information with respect to shares of Common Stock beneficially owned by Darla T. Darnall, Kelle T. Northern, Daniel B. Tankersley, Edna W. Tankersley, James I. Tankersley and James
         W. Tankersley (the "Tankersley Group"):

                                                                        PERCENT OF                            PERCENT OF
                    NAME                            CLASS A(1)          CLASS(2)(3)          CLASS B          OF CLASS(3)
---------------------------------------------       ----------          ----------         ---------          -----------
Darla T. Darnall.............................          440,871             14.4%             440,871              10.5%
Kelle T. Northern............................          440,871             14.4%             440,871              10.5%
Daniel B. Tankersley.........................          712,176             24.3%             312,783               7.5%
Edna W. Tankersley...........................            9,474               *                 9,474                *
James I. Tankersley..........................        1,221,328             31.8%           1,221,328              29.1%
James W. Tankersley..........................          440,871             14.4%             440,871              10.5%

         James I. Tankersley has no power to vote or dispose of and disclaims beneficial ownership of the 9,474 shares of Class B Common Stock owned by his spouse, Edna W. Tankersley. All members of the above group may be reached at Ten Pictsweet Drive, Bells, Tennessee 38006.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         One Class A director and three Class B directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below to hold office until their respective terms expire and until their successors are duly elected and qualified. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in either event the proxies will be voted by the proxy holders for such other person as may be designated by present management.

         The names of the nominees and of the directors not standing for election and certain information about each of them are set forth below.

NOMINEES FOR ELECTION AS DIRECTOR FOR TERMS EXPIRING IN 2001

         DR. JOSEPH A. GEARY (2)(3) (AGE 45), CLASS A DIRECTOR

         Minister, St. Paul United Methodist Church, Memphis, Tennessee since 1996. He has been a Director of the Company since 1991.

         B. M. ENNIS (AGE 60), CLASS B DIRECTOR

         President of the Company since 1989. Mr. Ennis has been associated with the Company since 1968 and has been a Director of the Company since 1978.

         DANIEL B. TANKERSLEY (1) (AGE 51), CLASS B DIRECTOR

         Vice Chairman of the Board since 1992 and Secretary of the Company since 1978. Mr. Tankersley was Executive Vice President and General Counsel of the Company from 1989 to 1992 and Vice President of the Company from 1979 to 1989. He has been associated with the Company since 1973 and has been a Director of the Company since 1979.

         JAMES I. TANKERSLEY (1)(4) (AGE 56), CLASS B DIRECTOR

         Chairman of the Board of the Company since 1986. Mr. Tankersley has been the Chief Executive Officer of the Company since 1983 and served as President of the Company from 1977 to 1989. He has been associated with the Company since 1964 and has been a Director of the Company since 1972.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

         JOHN S. WILDER (2)(3) (AGE 76), CLASS A DIRECTOR

         Speaker of the Senate and Lieutenant Governor of the State of Tennessee since 1970 and has served continuously in the Tennessee State Legislature since 1968, having served two year terms in 1959 and 1966. Governor Wilder is an attorney with Wilder and Johnston, PLC, a law firm in Somerville, Tennessee and is also Chairman of the Board of Cumberland Bancorp, Inc., a director of Cumberland Bank of Carthage, Tennessee, Chairman of the Board of First Federal Bankshares, Inc., a director of First Federal Bank, FSB of Collierville, Tennessee and a director of the Bank of Green Hills of Nashville, Tennessee. He is Vice-President of the Longtown Supply Company, Inc. of Longtown, Tennessee, a farming, cotton-ginning and merchandise business, a partner in Longtown Farms, a partnership engaged in the business of farming and a director of Health Management, Inc., a pathological waste disposal company. He has been a Director of the Company since 1979.

         DARLA T. DARNALL (4) (AGE 35), CLASS B DIRECTOR

         Marketing Analyst for the Company's Pictsweet Frozen Foods Division from 1985 to 1990. Mrs. Darnall has been associated with the Company since 1981 and has been a Director of the Company since 1990.

         KELLE T. NORTHERN (4) (AGE 31), CLASS B DIRECTOR

         Manager - Human Resources for the Company's Pictsweet Frozen Foods Division from 1990 to 1996. Mrs. Northern has been associated with the Company since 1982 and has been a Director of the Company since 1991.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

         THOMAS A. HOPPER, JR. (2)(3) (AGE 38), CLASS A DIRECTOR

         President since 1993 of the Hopper Company, a media and strategic consulting business. He was a regional director of the Republican National Committee from 1993 to 1997. He has been a Director of the Company since 1997.

         CARL W. GRUENEWALD, II (AGE 64), CLASS B DIRECTOR

         Senior Vice President-Finance of the Company since 1982 and Treasurer of the Company since 1977. Mr. Gruenewald has been associated with the Company since 1966 and has been a Director of the Company since 1981.

         JULIA T. WELLS (1) (AGE 59), CLASS B DIRECTOR

         Director of Marketing Services for the Company's Pictsweet Frozen Foods Division since 1986. Mrs. Wells has been associated with the Company since 1964 and has been a Director of the Company since 1990.

         JAMES W. TANKERSLEY (4) (AGE 26), CLASS B DIRECTOR

         Purchasing Manager for the Company since 1995 and a Director of the Company since 1997 and has been associated with the Company since 1987.

COMMITTEES

         The Company does not have a Nominating Committee, but the Board of Directors has appointed a standing Audit Committee, Compensation Committee, Executive Committee and Strategic Planning Committee.

         The members of the Audit Committee are John S. Wilder (Chairman), Dr. Joseph A. Geary and Thomas A. Hopper, Jr., none of whom is an employee of the Company. The Committee recommends to the Board of Directors the firm to be employed as independent public accountants. The Committee periodically reviews with management the Company's accounting policies, internal control systems and public disclosure systems. The Committee also consults with the Company's independent public accountants regarding the plan of audit, the adequacy of internal controls and the audit report.

         The members of the Compensation Committee are John S. Wilder (Chairman), Dr. Joseph A. Geary and Thomas A. Hopper, Jr., none of whom is an employee of the Company. The Committee has the responsibility to review and recommend to the Board of Directors for approval the annual salary, bonus, stock options and other benefits of the five most highly compensated senior executives of the Company and to review generally the executive compensation programs and policies of the Company.

         The members of the Executive Committee are James I. Tankersley (Chairman), Daniel B. Tankersley and Julia T. Wells. The Committee acts for the Board of Directors, within certain limits, when necessary, in managing the business and affairs of the Company.

         The members of the Strategic Planning Committee are James I. Tankersley (Chairman), Darla T. Darnall, Kelle T. Northern and James W. Tankersley. The Committee examines broad trends in the food industry and the economy with a view to determine the validity of the Company's basic corporate objectives.

MEETING ATTENDANCE

         The Board of Directors met six times, the Executive Committee met four times, the Audit Committee met three times, the Compensation Committee met three times and the Strategic Planning Committee met once during the last fiscal year. Each director attended all applicable board or committee meetings.

-----------------

(1)      Member of the Executive Committee.

(2)      Member of the Audit Committee.

(3)      Member of the Compensation Committee.

(4)      Member of the Strategic Planning Committee.


                               EXECUTIVE OFFICERS

         The names and positions of all the executive officers of the Company are listed below along with their business experience during the past five years. Officers are appointed annually by the Board of Directors at the meeting of directors immediately following the Annual Meeting. There are no arrangements or understandings between any officer and any other person pursuant to which the officer was appointed.


NAME, AGE AND POSITION                   BUSINESS EXPERIENCE DURING PAST FIVE YEARS
--------------------------------------   --------------------------------------------------------------------
James I. Tankersley, 56...............   Chairman of the Board since 1986; Chief Executive Officer since 1983.
   Chairman of the Board and Chief
   Executive Officer

Daniel B. Tankersley, 51..............   Vice Chairman since 1992 and Secretary since 1978.
   Vice Chairman and Secretary

B. M. Ennis, 60.......................   President since 1989.
   President

Carl W. Gruenewald, II, 64............   Senior Vice President and Chief Financial Officer since 1982 and Treasurer
   Senior Vice President, Chief          since 1977.
   Financial Officer and Treasurer

W. Donald Dresser, 50.................   Executive Vice President and Director of Development since 1989.
   Executive Vice President and
   Director of Development and
   Assistant Secretary

Mason A. Leonard, 53..................   Division President since 1989.
   Division President Pictsweet
   Frozen Foods

John D. Haltom, 50....................   Division President since 1990.
   Division President Pictsweet
   Mushroom Farms

FAMILY RELATIONSHIPS

         James I. Tankersley, Daniel B. Tankersley and Julia T. Wells are brothers and sister. Darla T. Darnall and Kelle T. Northern are the daughters and James W. Tankersley is the son of James I. Tankersley. These are the only family relationships between any director or executive officer and any other director or executive officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There were no reportable transactions or relationships during the last fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of the reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that none of its directors, officers, or ten percent shareholders failed to file on a timely basis reports required by Section 16 (a) of the Exchange Act of 1934, as amended (the "Exchange Act") during the most recent fiscal year.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth the total annual compensation paid or accrued by the Company during the three years ended February 28, 1998 for the account of each of the Chief Executive Officer and four most highly compensated executive officers of the Company whose total cash compensation exceeded $100,000:


                                                                       ANNUAL COMPENSATION
                                                                    ---------------------------           ALL OTHER
          NAME AND PRINCIPAL POSITION              YEAR               SALARY           BONUS          COMPENSATION(1)(2)
-----------------------------------------------    ----             ----------       ----------       ------------------
James I. Tankersley............................    1998             $  750,000       $  282,317         $     335,960
   Chairman & CEO                                  1997                750,000           51,417               220,299
                                                   1996                750,000           21,015               234,062
Daniel B. Tankersley...........................    1998                500,000           31,116               179,978
   Vice Chairman & Secretary                       1997                500,000           33,873               161,010
                                                   1996                500,000           13,843               169,843
B. M. Ennis....................................    1998                250,000           14,847                95,198
   President                                       1997                250,000           16,080               290,709
                                                   1996                250,000            6,604                95,057
Carl W. Gruenewald, II.........................    1998                235,000           14,002                96,206
   Senior VP, CFO & Treasurer                      1997                235,000           15,177               199,821
                                                   1996                235,000            6,218                98,571
W. Donald Dresser..............................    1998                256,600           14,915                54,653
   Executive VP & Director of Development &        1997                235,000           14,957               275,502
   Assistant Secretary                             1996                235,000            6,150                80,919

------------

(1)      Represents:

                                                                                         UNFUNDED         GROUP LIFE
                                                       BOARD           COMMITTEE        RETIREMENT         INSURANCE
   NAME AND PRINCIPAL POSITION        YEAR              FEES             FEES             PLANS            PREMIUMS
----------------------------------    ----            ---------        ---------        ----------        -----------
James I. Tankersley...............    1998            $  52,000        $  17,500        $  123,027        $    23,779
   Chairman & CEO                     1997               52,000           30,000           118,150             20,149
                                      1996               52,000           30,000           133,627             18,435
Daniel B. Tankersley..............    1998               52,000           17,500            74,615              8,027
   Vice Chairman & Secretary          1997               52,000           30,000            71,931              7,079
                                      1996               52,000           30,000            81,917              5,926
B. M. Ennis.......................    1998               52,000               --            24,265             18,933
   President                          1997               52,000               --           221,499             17,210
                                      1996               52,000               --            27,381             15,676
Carl W. Gruenewald, II............    1998               52,000               --            23,649             20,557
   Senior VP, CFO & Treasurer         1997               52,000               --           127,127             20,694
                                      1996               52,000               --            26,215             20,356
W. Donald Dresser.................    1998                   --           28,000            18,975              7,678
   Executive VP & Director of         1997                   --           52,000           217,549              5,953
   Development & Assistant            1996               20,500           31,500            23,296              5,623
   Secretary

------------

(2) Includes a non-accountable expense allowance and reimbursement for related tax effect in the amount of $119,654 and $27,836 for the Chairman and Vice Chairman, respectively, during fiscal 1998.

OPTIONS/SAR GRANTS

         The Company did not grant stock options or stock appreciation rights ("SARs") to any of the officers named in the Summary Compensation Table during the last fiscal year.

OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

         None of the officers named in the Summary Compensation Table exercised stock options or SARs during the last fiscal year or held unexercised options or SARs at fiscal year-end.

COMPENSATION OF DIRECTORS

         All directors of the Company receive an annual fee of $45,000 for service on the Board of Directors and $1,750 for each meeting of the Board of Directors attended (not including telephone meetings). Previously, members of the Executive Committee received an annual fee of $30,000 for service on the Committee; however, fees are no longer paid to members of the Executive Committee. Fees paid to members of the Executive Committee during fiscal 1998 totaled $17,500 per member prior to termination of the fee arrangement. In addition, any director subject to self-employment tax is reimbursed for one-half of the self-employment taxes payable with respect to director or committee fees, plus an amount equal to the additional taxes resulting from such reimbursement. Mrs. Darnall and Mrs. Northern, non-employee directors, receive additional compensation in the form of personal travel expense reimbursement and use of a Company car, but in no case does the value of such compensation exceed $15,000.

               COMPENSATION REPORT FROM THE COMPENSATION COMMITTEE

         The Compensation Committee is composed of three directors, John S. Wilder, Chairman, Dr. Joseph A. Geary and Thomas A. Hopper, Jr., none of whom is a former or current officer or employee of the Company. The Compensation Committee has the responsibility to review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits offered to the five most highly compensated senior executive officers of the Company (the "Named Executives") and to review generally the executive compensation programs and policies of the Company. During the fiscal year ended February 28, 1998, the Board of Directors has acted with respect to compensation decisions for executives officers only in accordance with the recommendations of the Compensation Committee.

                     COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Compensation Committee has adopted a statement of compensation policies and procedures applicable to executive officers of the Company. The primary objectives of the Committee's policies are as follows:

         - to attract, retain and reward management personnel who are key to the success of the Company by providing a compensation program that is competitive with or superior to compensation provided to similarly situated executive officers of companies of comparable size and/or in comparable lines of business;

         - to reward personal contributions in the areas of leadership, strategic planning and development, management development and industry involvement that, in the judgment of the Compensation Committee, significantly and positively affect the success of the Company;

         - to ensure that compensation levels are properly aligned with the Company's performance and corporate culture by providing appropriate incentives for executive officers to achieve corporate and personal goals; and

         - to align long-term interests of the Company's executive officers with policies which will ensure the long-term financial health of the Company.

         The Compensation Committee determined that it would focus on three primary components of the executive compensation program, each of which would be structured, to the extent appropriate, to reflect corporate and individual performance: base salary compensation, annual incentive compensation and long-term incentive compensation. In determining executive compensation packages, the Compensation Committee determined that it would consider comparable company data and such other information as it, in its subjective judgment, deemed relevant or appropriate.

REVIEW OF COMPENSATION POLICIES AND RECOMMENDATIONS

         The Compensation Committee identified a group of 16 food products companies to use for purposes of compensation comparisons and reviewed the compensation policies and programs described in recent proxy statements of these companies. These 16 companies comprise the "peer companies" for which the five year comparison of stock performance with the Company is provided in the performance graph on page 12 of this proxy statement. The Compensation Committee then reviewed the recommendations of senior management in light of the comparative data for other food products companies and other factors related to its subjective view of the senior executive officers' performance in light of the Company's performance and strategic goals. Senior management recommended no changes to compensation levels for senior executives. In the course of its review and its deliberations to reach its compensation recommendations, the Committee took into account a number of factors, including the following:

         - the unique, complex nature of the Company's highly competitive business, which competes with divisions of significantly larger companies with greater resources than the Company;

         - the long-term business strategy of the Company to focus on improving its competitive position by building long-term balance sheet strength which in the short term may adversely affect short-term operating results;

         -        the lack of any directly comparable public companies;

         - the compensation information reviewed by the Compensation Committee for other food products companies;

         - the need for total cash compensation offered by the Company to be greater than the median range of its competitors in order to attract and keep highly qualified senior management in a circumstance in which, among other things, the Company is located in a rural area and has an equity security that is closely held and thinly traded at market prices and trends that have not historically reflected the potential benefits of the long-term business strategy of the Company;

         - the benefits which may be available to senior executives, including the deferred compensation plan, retirement benefits, life insurance coverage and expense accounts; and

         - the policies included in the Company's revised Policy Manual which restrict certain benefits available to the senior executive officers.

         In light of these factors and other considerations, including those set forth below, which factors it applied in its subjective judgment, the Compensation Committee made the following recommendations to the Board with respect to the compensation of senior executives.

BASE SALARY

         Primarily due to the long-term business strategy of the Company which has adversely affected short-term operating results and the relative illiquidity of the trading market for the Company's Common Stock, the Compensation Committee has determined that the principal portion of management's compensation should be in the form of salary. The Compensation Committee believes that its goal of attracting and retaining the best management available to operate the type of business in which the Company is engaged, in its rural location, requires a large element of stability in its compensation policies, with total compensation weighted towards base salary. However, in light of factors such as operating results for fiscal 1997 and comparable compensation arrangements, which factors were applied subjectively by the Committee, it was determined that no increases in base salary for senior executives should be made for fiscal 1998, other than with respect to one officer in order to offset the loss of certain other compensation.

ANNUAL INCENTIVE COMPENSATION

         Under the Company's current Incentive Compensation Plan (the "New Plan"), the President reviews the performance of the individual participants in light of the Company's performance and strategic goals and recommends to the Chairman the total amount of incentive compensation to be paid for the year and the allocation of such compensation among the participants in the New Plan. With respect to Named Executives (other than the Chairman), the Chairman recommends grants of incentive compensation to the Compensation Committee. The Company's previous Incentive Compensation Plan (the "Old Plan") used net income, return on average assets and return on equity (as calculated in accordance with the Old
Plan) to determine the amount of bonus payable to each executive officer. The formula also incorporated each executive's position and his or her relative impact on financial performance. The Old Plan was terminated and the New Plan was adopted by the Compensation Committee during fiscal 1998; however, consistent with the recommendation of the Chairman, the Committee recommended that bonuses for fiscal 1998 be determined and paid as though the Old Plan were still in effect for fiscal 1998 because its termination had not been communicated to certain of the affected executives during the fiscal year.

LONG-TERM INCENTIVE COMPENSATION

         The Company's Incentive Stock Option Plan terminated when all existing outstanding options expired during December 1997.

COMPENSATION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

         The same philosophies that underlie the Compensation Committee's policies with respect to compensation of executive officers in general form the basis for decisions concerning the compensation of James I. Tankersley, the Company's Chairman and Chief Executive Officer. In addition, the Compensation Committee considered the significant equity interest held by Mr. Tankersley, as well as the nature and degree of efforts required of Mr. Tankersley to maintain and build customer, supplier and industry relationships. Other factors considered were Mr. Tankersley's individual performance in light of the long-term business strategy of the Company and the competitive environment in fiscal 1998. The Compensation Committee also considered the potential negative impact on the market value of the Common Stock if, on Mr. Tankersley's death, his estate was forced for liquidity purposes to sell all or a significant portion of the shares held by Mr. Tankersley. As a result of those factors, which were subjectively applied, the Compensation Committee believed that the compensation of the Chairman should be based primarily on base salary and secondarily through incentive compensation pursuant to the Incentive Compensation Plan for the Chairman of the Board of Directors (the "Chairman's Plan"). During fiscal 1998, the Compensation Committee approved the Chairman's Plan, subject to stockholder approval, to provide an annual performance incentive based on objective criteria, establish economic rewards for performance levels which the Compensation Committee believes will provide financial results which are in the best interests of the Company and its stockholders and qualify incentive compensation to the Chairman as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). At the Annual Meeting of Stockholders on September 15, 1997, the Chairman's Plan was approved. The Compensation Committee also recommended that the Company provide the Chairman with a non-accountable expense allowance of up to $100,000 and reimbursement for the related tax effect in view of the Chairman's efforts to create general goodwill for the Company. After considering all the factors described above, the Compensation Committee recommended no increase in base salary for Mr. Tankersley in fiscal 1998.

SECTION 162(M)

         Section 162(m) generally limits federal income tax deductions for compensation paid after 1993 to the Chief Executive Officer and the four most highly compensated officers of the Company to $1 million per year, but provides an exception for performance-based compensation that satisfies certain conditions. The Compensation Committee has not adopted a definitive policy regarding Section 162(m). However, in making compensation decisions, the Compensation Committee considers the net cost of compensation to the Company and whether it is consistent with other compensation objectives. Although the Compensation Committee considers the use of performance-based compensation, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to maximize returns to stockholders, and that the loss of a tax deduction may be necessary in some instances to achieve this purpose.

                                       John S. Wilder, Chairman
                                       Dr. Joseph A. Geary
                                       Thomas A. Hopper, Jr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The members of the Compensation Committee during the last fiscal year were Mr. Wilder (Chairman), Dr. Geary and Thomas A. Hopper, Jr., none of whom is a former or current officer or employee of the Company. There were no interlocks or relationships requiring disclosure under applicable rules of the Securities and Exchange Commission (the "Commission").

COMMON STOCK PERFORMANCE

         As part of the executive compensation information disclosures, the Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The following graph presents a five-year comparison of cumulative total return for the Company, the Standard & Poors 500 and an index of peer companies selected by the Company (the "Peer Group"). In addition, the graph includes the Standard & Poors Foods 500 Index which the Company used for comparison purposes in previous years. The comparison shows the cumulative total return for five years, assuming reinvestment of dividends, on $100 invested on March 1, 1993 in United Foods, Inc. Class A Common Stock, United Foods, Inc. Class B Common Stock, the Standard and Poors 500 Index, the Peer Group and the Standard and Poors Foods 500 Index. The Peer Group consists of Chiquita Brands International, Dean Foods, Co., Flowers Industries, Inc., Hanover Foods Corp., Hudson Foods, Inc., McCormick & Co., Inc., Michael Foods, Inc., Seneca Foods Corp., Smithfield Foods, Inc., J. M. Smucker Co., Stokely USA, Inc., Sylvan Inc., Tootsie Roll Industries, Inc., Tyson Foods, Inc., Universal Foods Corp, and Wm. Wrigley Jr. Co.



   MEASUREMENT PERIOD     UNITED FOODS, INC.    UNITED FOODS, INC.
 (FISCAL YEAR COVERED)        CLASS A               CLASS B           S&P 500   PEER GROUP   S&P FOODS 500
       1994                     107                    97               108        109            91
       1995                     132                   137               116        114           106
       1996                     121                   107               157        125           135
       1997                     107                   100               198        143           170
       1998                     207                   193               267        189           227

                                   PROPOSAL 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has recommended the appointment of BDO Seidman, LLP as the independent public accountants to audit the financial statements of the Company, for the year ending February 28, 1999. This recommendation has been approved by the Board of Directors and is being presented for approval or rejection by our stockholders. A majority vote is required for approval. A member of that firm will have the opportunity to make a statement at the Annual Meeting and will be available to respond to any appropriate question.

         The Board of Directors recommends a vote FOR approval of the appointment of BDO Seidman, LLP as the independent public accountants of the Company.

                                OTHER INFORMATION

         No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the meeting, but should other matters requiring a vote of the stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director shall withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in the best interest of the Company.

                             STOCKHOLDERS' PROPOSALS

         The last day for receipt of resolutions for inclusion in the Company's proxy material for the 1999 Annual Meeting is March 12, 1999.

                             ADJOURNMENT OF MEETING

         It is intended that the proxies will be voted in favor of adjourning the meeting from time to time in the event that a quorum is not present at the scheduled meeting date, until such time as a quorum is present, and if present or desirable, to recess. A majority constitutes a quorum.

                                    FORM 10-K

         Excerpts from the Company's 1998 annual report on Form 10-K, as filed with the Commission, are included as a part of the Annual Report to Stockholders. A complete copy of the Annual Report on Form 10-K, including exhibits and schedules, or additional copies of the annual report will be forwarded to stockholders without charge, upon written request addressed to United Foods, Inc., Attention: Secretary, Ten Pictsweet Drive, Bells, Tennessee 38006-0119.

                                RETURN OF PROXIES

         It is important that the proxies be returned promptly so as to assure a quorum in order that the business meeting may be conducted and accomplished. Stockholders who do not expect to attend are urged to execute and return their proxy in the enclosed Business Reply Envelope, which requires no postage if mailed in the United States.


June 9, 1998

                                                                      Appendix A

PROXY                          UNITED FOODS, INC.

                              TEN PICTSWEET DRIVE
                          BELLS, TENNESSEE 38006-0119

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints James I. Tankersley and B.M. Ennis, or either of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A and Class B Common Stock of United Foods, Inc., held of record by the undersigned on May 31, 1998, at the annual meeting of stockholders to be held on July 11, 1998, or any adjournments thereof.
--------------------------------------------------------------------------------
1. ELECTION OF DIRECTORS:

  [ ] FOR all nominees listed below (except as marked to the contrary below)

  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

      Nominee for election by Class A Common Stockholders: Dr. Joseph A. Geary Nominees for election by Class B Common Stockholders: B. M. Ennis, Daniel
   B. Tankersley, James I. Tankersley

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY:

    [ ]  FOR                       [ ]  AGAINST                       [ ]  ABSTAIN

3. AUTHORIZATION FOR PROXIES TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING:

    [ ]  GRANT AUTHORITY                            [ ]  WITHHOLD AUTHORITY

                 (Continued and to be signed on the other side)

                          (Continued from other side)

    SHARES OF THE COMPANY'S CLASS A COMMON STOCK ARE DESIGNATED ABOVE AS "COMA" AND SHARES OF THE COMPANY'S CLASS B COMMON STOCK ARE DESIGNATED ABOVE AS "COMB".
--------------------------------------------------------------------------------
    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2 and to "GRANT AUTHORITY" for Proposal 3.

                                                Dated:                    , 1998
                                                  -------------------------

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                   Signature if held jointly

                                                (PLEASE SIGN EXACTLY AS NAME
                                                APPEARS AT LEFT. WHEN SHARES ARE
                                                HELD BY JOINT TENANTS, BOTH
                                                SHOULD SIGN. WHEN SIGNING AS
                                                ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE FULL TITLE
                                                AS SUCH. IF A CORPORATION,
                                                PLEASE SIGN IN FULL CORPORATE
                                                NAME BY PRESIDENT OR OTHER
                                                AUTHORIZED OFFICER. IF A
                                                PARTNERSHIP, PLEASE SIGN IN
                                                PARTNERSHIP NAME BY AUTHORIZED
                                                PERSON.)

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.